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                                                                       EXHIBIT 5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Sponsor and Trustee of TIERS(SM) Corporate-Backed Trust, Series 1:

     We consent to the use in the Registration Statement No. 333-35128 of our report dated __________ __, 2000 relating to the Statement of Condition of the above-referenced Trust and to the reference to us under the heading "Miscellaneous" in the Prospectus which is a part of the Registration Statement.


[             ]
New York, N.Y.

____________ __, 2000